UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported)                                                                 September 25, 2014

PTC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On October 1, 2014, PTC issued a press release announcing preliminary results for its fourth fiscal quarter ended September 30, 2014. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 25, 2014, in support of integrating businesses acquired in the past year and the continued evolution of PTC’s business model, PTC committed to a plan to restructure its workforce. The restructuring is expected to result in a restructuring charge of approximately $34 million, all of which is attributable to termination benefits. The restructuring charge will be recorded primarily in PTC’s fourth quarter ended September 30, 2014. The restructuring will result in cash expenditures of approximately $34 million, which will primarily be paid in PTC’s 2015 fiscal year. PTC expects that the annualized effect of the expense reductions will be approximately $31 million, which effect was contemplated in PTC’s previously announced preliminary financial commentary for fiscal 2015.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	A copy of the press release issued by PTC on October 1, 2014 is furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: October 1, 2014	By:	/s/ Jeffrey D. Glidden
Jeffrey D. Glidden Executive Vice President and Chief Financial Officer

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